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                                                                    Exhibit 10.2

                               PUTNAM SAVINGS BANK
                      DEFERRED COMPENSATION RETIREMENT PLAN

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                                Table of Contents

ARTICLE ONE--DEFINITIONS............................................................................... 2
     1.1     Account
     1.2     Administrator
     1.3     Beneficiary
     1.4     Code
     1.5     Compensation
     1.6     Director
     1.7     Effective Date
     1.8     Employee
     1.9     Employer
     1.10    Normal Retirement Date
     1.11    Participant
     1.12    Plan
     1.13    Plan Year
     1.14    Valuation Date

ARTICLE TWO--PLAN PARTICIPATION........................................................................ 4
     2.1     Participation

ARTICLE THREE--COMPENSATION DEFERRALS AND EMPLOYER CONTRIBUTIONS....................................... 5
     3.1     Compensation Deferrals
     3.2     Employer Discretionary Contributions
     3.3     Timing of Contributions

ARTICLE FOUR--ACCOUNTING RULES......................................................................... 6
     4.1     Investment of Accounts and Accounting Rules

ARTICLE FIVE--VESTING, RETIREMENT AND DISABILITY BENEFITS.............................................. 7
     5.1     Vesting
     5.2     Normal Retirement
     5.3     Permanent and Total Disability

ARTICLE SIX--MANNER AND TIME OF DISTRIBUTING BENEFITS.................................................. 8
     6.1     Manner of Payment
     6.2     Time of Commencement of Benefit Payments
     6.3     Furnishing Information
     6.4     Death Benefit
     6.5     Designation of Beneficiary
     6.6     Time and Mode of Distributing Death Benefits

ARTICLE SEVEN--ADMINISTRATION OF THE PLAN............................................................. 10
     7.1 ....Plan Administrator
     7.2 ....Claims Procedure

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
ARTICLE EIGHT--AMENDMENT AND TERMINATION.............................................................. 11
     8.1     Amendment
     8.2     Termination of the Plan

ARTICLE NINE--HARDSHIP DISTRIBUTIONS.................................................................. 12
     9.1     Hardship Distributions

ARTICLE TEN--MISCELLANEOUS PROVISIONS................................................................. 13
     10.1    Benefits Unfunded
     10.2    ERISA Compliance
     10.3    Plan Does Not Affect Employment
     10.4    Successor to the Employer
     10.5    Benefits not Assignable
     10.6    Source of Payments
     10.7    Distribution to Legally Incapacitated Person
     10.8    Construction
     10.9    Governing Documents
     10.10   Governing Law
     10.11   Headings
     10.12   Counterparts

SIGNATURE PAGE........................................................................................ 16

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                               PUTNAM SAVINGS BANK
                      DEFERRED COMPENSATION RETIREMENT PLAN

WHEREAS, Putnam Savings Bank (hereinafter referred to as the "Employer") wishes to adopt an unfunded, nonqualified deferred compensation plan for the benefit of members of its Board of Directors and a select group of its management or highly compensated employees; and

WHEREAS, the Board of Directors of the Employer has authorized the adoption of the Putnam Savings Bank Deferred Compensation Retirement Plan (hereinafter referred to as the "Plan"), effective as of July 1, 1997; and

WHEREAS, it is the intention of the Employer and the Participants that the Plan is an unfunded deferred compensation plan and that the Participants have the status of general unsecured creditors of the Employer; and

WHEREAS, it is intended that the Plan is to be for the benefit of the Participants;

NOW, THEREFORE, the Plan is hereby adopted as follows:

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                            ARTICLE ONE--DEFINITIONS

For purposes of this Plan, unless the context or an alternative definition specified within another Article provides otherwise, the following words and phrases shall have the meanings indicated:

1.1 "ACCOUNT" shall mean the individual bookkeeping accounts maintained for a Participant under the Plan which shall record (a) the amounts of Compensation deferred to the Plan pursuant to the Participant's election in accordance with
Section 3.1, if any, (b) the Participant's allocations of Employer discretionary contributions, if any, pursuant to Section 3.2, and (c) the allocation of investment experience.

1.2 "ADMINISTRATOR" shall mean the Plan Administrator appointed in accordance with the provisions of Section 7.1.

1.3 "BENEFICIARY" shall mean any person, trust, organization or estate entitled to receive benefits under the terms of the Plan upon the death of a Participant.

1.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.5 "COMPENSATION" shall mean the compensation paid to a Participant by the Employer for the Plan Year. In the case of an Employee, Compensation shall include any amounts deferred under a salary reduction agreement in either a Code
Section 401(k) plan or under a Code Section 125 plan maintained by the Employer.

1.6 "DIRECTOR" shall mean a member of the Board of Directors of the Employer.

1.7 "EFFECTIVE DATE" The Effective Date of this Plan is July 1, 1997.

1.8 "EMPLOYEE" shall mean a management or highly compensated employee of the Employer.

1.9 "EMPLOYER" shall mean the Employer named as party to the Plan and shall include any successor(s) thereto which adopts the Plan.

1.10 "NORMAL RETIREMENT DATE" shall mean the later of a Participant's 65th birthday or his termination of employment.

1.11 "PARTICIPANT" shall mean any Director or Employee who is participating in the Plan.

1.12 "PLAN" shall mean this Plan as set forth herein and as it may be amended from time to time.

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1.13 "PLAN YEAR" shall mean the twelve (12)-consecutive-month period beginning
July 1 and ending June 30.

1.14 "VALUATION DATE" shall mean the last day of the Plan Year and such other date(s) as specified by the Administrator.

                                        3
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                         ARTICLE TWO--PLAN PARTICIPATION

2.1 PARTICIPATION. A Director or Employee shall become a Participant under the Plan effective as of the first day of the Plan Year in which he is designated by the Board of Directors of the Employer to be a Participant in the Plan. For purposes of Section 3.1, a Director or Employee shall become a Participant under the Plan effective as of the July 1 of the Plan Year for which he elects to defer a portion of his Compensation and completes a Compensation Reduction Authorization Form, provided that the Board of Directors of the Employer, in its sole discretion, determines that the Director or Employee may make a compensation deferral election pursuant to Section 3.1. The Compensation Reduction Authorization Form must be completed, executed and returned to the Administrator prior to the July 1 of the Plan Year for which it is applicable. Notwithstanding the foregoing provisions of this Section 2.1, a Director or Employee shall become a Participant in the Plan for purposes of Section 3.1 during the first Plan Year in which the Board of Directors of the Employer determines that the Director or Employee may make a compensation deferral election pursuant to Section 3.1 provided that the Participant's election is made within thirty (30) days after his or her participation begins.

                                        4
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        ARTICLE THREE--COMPENSATION DEFERRALS AND EMPLOYER CONTRIBUTIONS

3.1  COMPENSATION DEFERRALS.

     (a) ELECTIONS. The Employer, in its sole discretion, may permit a Participant to elect in writing to defer a portion of his Compensation for any Plan Year. The election once made for a Plan Year is irrevocable for that Plan Year. The election is made by the Participant by completing and executing a Compensation Reduction Authorization Form within thirty (30) days of first becoming a Participant for purposes of this Section 3.1. The amount of a Participant's Compensation that is deferred in accordance with the Participant's election shall be withheld by the Employer from the Participant's Compensation on a ratable basis throughout the Plan Year and/or on nonratable, single-sum basis. The amount deferred on behalf of each Participant shall be contributed by the Employer to the Plan and allocated to the Participant's Account.

     (b) CHANGES IN ELECTION. If elective compensation deferrals are permitted by the Employer pursuant to Section 3.1(a), a Participant may prospectively elect to change or revoke the amount (or percentage) of his elective deferral by filing a written election with the Employer prior to July 1 of the Plan Year. The Participant shall be entitled to change the amount (or percentage) of his elective deferral which change shall be effective as of July 1, provided that the change is made in writing prior to such July l. A change in election is only permitted to be made prior to July 1 of the Plan Year for which it is applicable.

3.2 EMPLOYER DISCRETIONARY CONTRIBUTIONS. The Employer, in its sole discretion, may make an Employer contribution to the Account of any Participant for any Plan Year. The Employer is not required to make an Employer contribution pursuant to this Section 3.2 for any Plan Year. The Employer may, in its sole discretion, make an Employer contribution to the Account of any one Participant, or to the Accounts of any number of Participants, without making an Employer contribution to the Accounts of other Participants.

3.3 TIMING OF CONTRIBUTIONS. Employer contributions shall be made at least annually as of the last day of the Plan Year for which the contributions are made.

                                        5
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                         ARTICLE FOUR--ACCOUNTING RULES

4.1  INVESTMENT OF ACCOUNTS AND ACCOUNTING RULES.

(a) ALLOCATION OF INVESTMENT EXPERIENCE. As of each Valuation Date, the Participants' Accounts shall be credited with an investment return equal to the New York prime rate of interest compounded monthly. Adjustment of Accounts for investment experience shall be deemed to be made as of the Valuation Date to which the adjustment relates, even if actually made on a later date.

(b) MANNER AND TIME OF, DEBITING DISTRIBUTIONS. For any Participant who receives a distribution from his Account, distribution shall be made in accordance with the provisions dealing with the timing of commencement of benefit payments in Section 6.2. The distribution shall be equal to the fair market value of the Participant's Account as of the Valuation Date preceding the distribution.

                                        6
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            ARTICLE FIVE--VESTING, RETIREMENT AND DISABILITY BENEFITS

5.1 VESTING. A Participant shall at all times have a nonforfeitable (vested) right to 100% of his Account.

5.2 NORMAL RETIREMENT. A Participant who is in the employment of the Employer or is a Director at his Normal Retirement Date shall have a nonforfeitable interest in 100% of his Account. A Participant who continues in employment after his Normal Retirement Date shall continue to participate under the Plan.

5.3 PERMANENT AND TOTAL DISABILITY. If a Participant incurs a permanent and total disability while in the employ of the Employer, the Participant shall have a nonforfeitable interest in 100% of his Account. Payment of his Account balance will be made at the time and in a manner specified in Article Six, following receipt by the Plan Administrator of the Participant's written distribution request. "Permanent and total disability" shall mean suffering from a physical or mental condition that has existed for a period of at least three (3) months and that, in the opinion of the Administrator and based upon appropriate medical advice and examination, prevents a Participant from engaging in the occupation in which he was employed prior to suffering from this condition.

                                        7
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              ARTICLE SIX--MANNER AND TIME OF DISTRIBUTING BENEFITS

6.1 MANNER OF PAYMENT. The Participant's Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) in periodic installments (at least annually), as elected by the Participant or, when applicable, the Participant's Beneficiary at least thirty (30) days prior to the commencement of the distributions. In the event that any annual installment exceeds $10,000.00, the maximum distribution period shall be no more than ten (10) years. Notwithstanding the foregoing provisions of this Section 6.1, if the Participant's Account balance is less than $10,000.00 on the date of commencement of distribution to the Participant (or the Participant's Beneficiary), the Participant's Account shall be distributed to the Participant (or to the Participant's Beneficiary in the event of the Participant's death) in a single lump-sum payment.

6.2  TIME OF COMMENCEMENT OF BENEFIT PAYMENTS.

     (a) NORMAL OR LATE RETIREMENT. Participants whose employment has terminated shall have distribution of their Account commence within sixty (60) days following their Normal Retirement Date, unless the Participant elects to defer receipt of his Account.

     (b) DISABILITY RETIREMENT. A Participant whose employment has terminated due to total and permanent disability may request in writing the distribution of his Account to commence within 60 days following the close of the Plan Year in which his termination of employment occurs and following receipt by the Administrator of his valid election.

     (c) PRE-RETIREMENT TERMINATION OF EMPLOYMENT. If a Participant terminates employment for any reason other than Normal Retirement, disability or death, distribution of his vested Account balance shall commence no later than the latest of:

          (1) The 60th day following the close of the Plan Year in which he terminated employment; or

          (2) The 60th day after a Participant's written election to commence payment is delivered to the Administrator.

6.3 FURNISHING INFORMATION. Prior to the payment of any benefit under the Plan, each Participant or Beneficiary may be required to complete such administrative forms and furnish such proof as is deemed necessary or appropriate by the Employer and/or Administrator.

6.4  DEATH BENEFIT.

     (a) DEATH WHILE AN EMPLOYEE. In the event of the death of a Participant while in the employ of the Employer, the Participant's Account shall constitute the Participant's death benefit to be distributed under this Article to the Participant's Beneficiary.

     (b) DEATH AFTER TERMINATION OF EMPLOYMENT. In the event of the death of a former Participant after termination of employment but prior to the complete distribution of his vested

                                        8
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Account balance, the undistributed balance of the Participant's vested Account shall be paid to the Participant's Beneficiary.

6.5 DESIGNATION OF BENEFICIARY. Each Participant shall file with the Administrator a designation of Beneficiary to receive payment of death benefits payable hereunder if such Beneficiary should survive the Participant. Beneficiary designations may include primary and contingent Beneficiaries, and may be revoked or amended at any time in similar manner or form, and the most recent designation shall govern. In the absence of an effective designation of Beneficiary, or if the Beneficiary dies before complete distribution of the Participant's benefits, all amounts shall be paid to the surviving spouse of the Participant, if living, or otherwise equally to the Participant's then-surviving children, whether by marriage or adopted, and the surviving issue of any deceased children, per stirpes, or, if none, to the Participant's estate. Notification to Participants of the death benefits under the Plan and the method of designating a Beneficiary shall be given at the time and in the manner provided by regulations and rulings under the Code.

6.6 TIME AND MODE OF DISTRIBUTING DEATH BENEFITS. The Beneficiary shall be allowed to designate both the time and the mode of receiving benefits in accordance with Section 6.1 unless the Participant had designated a method or time in writing and indicated that either was not to be revocable by the Beneficiary. The Beneficiary's election shall be in writing and delivered to the Administrator no later than sixty (60) days following the close of the Plan Year in which the Participant died. If such election is not made, payments to the Beneficiary shall commence within a reasonable period of time and shall be paid in annual installments over a period of three (3) years.

                                        9
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                    ARTICLE SEVEN--ADMINISTRATION OF THE PLAN

7.1 PLAN ADMINISTRATION. The Employer shall be the Plan Administrator, hereinbefore and hereinafter called the Administrator, unless the Employer, by action of its Board of Directors, shall designate a person or committee of persons to be the Administrator. The administration of the Plan, as provided herein, including a determination of the payment of benefits to Participants and their Beneficiaries, shall be the responsibility of the Administrator. In the event more than one party shall act as Administrator, all actions shall be made by majority decisions. In the administration of the Plan, the Administrator may
(a) employ agents to carry out responsibilities and (b) consult with counsel, who may be counsel to the Employer.

The expenses of administering the Plan and the compensation of all employees, agents, or counsel of the Administrator, including the accounting fees, the recordkeeper's fees, and the fees of any benefit consulting firm, shall be paid by the Plan, or shall be paid by the Employer if the Employer so elects. No compensation may be paid by the Plan to full-time Employees of the Employer.

The Administrator shall administer the Plan and adopt such rules and regulations as, in the opinion of the Administrator, are necessary or advisable to implement and administer the Plan and to transact its business.

7.2 CLAIMS PROCEDURE. Pursuant to procedures established by the Administrator, adequate notice in writing shall be provided to any Participant or Beneficiary whose claim for benefits under the Plan has been denied within ninety (90) days of receipt of such claim. Such notice shall set forth the specific reason for such denial, shall be written in a manner calculated to be understood by the claimant, and shall advise of the right to administrative review. If such review is requested by the claimant or his authorized representative within ninety (90) days after receipt by the claimant of written notification of denial of his claim, the Administrator shall afford a reasonable opportunity for a full and fair review by the Administrator of the decision denying the claim. The review shall focus on the additional facts, legal interpretations or material, if any, presented by the claimant. A hearing at its place of business may be scheduled by the Administrator, but a hearing is not required under the review procedure.

                                       10
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                    ARTICLE EIGHT--AMENDMENT AND TERMINATION

8.1 AMENDMENT. The Board of Directors of the Employer shall have the right to amend, alter, or modify the Plan at any time, or from time to time, in whole or in part. Any such amendment shall become effective under its terms upon adoption by the Employer. No amendment shall be made to the Plan which would deprive any Participant of any nonforfeitable portion of his Account.

8.2 TERMINATION OF THE PLAN. The Board of Directors of the Employer reserves the right at any time and in its sole discretion to terminate the Plan. The Employer shall distribute the Accounts in accordance with the Plan's distribution provisions to the Participants and their Beneficiaries, each Participant or Beneficiary receiving his Account as of the date of distribution. The distribution of the Participants' Account shall be made in such time and such manner as though the Plan had not terminated, or by any other appropriate method.

                                       11
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                      ARTICLE NINE--HARDSHIP DISTRIBUTIONS

9.1 HARDSHIP DISTRIBUTIONS. The Administrator may distribute to any Participant or his Beneficiary in any one Plan Year up to 100% of his Account, valued as of the preceding Valuation Date, in the case of an unforeseeable emergency.

For purposes of this Section 9.1, an unforeseeable emergency is defined as severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Distribution shall not be made to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of salary deferrals under the Plan. Such distribution shall only be made to the extent reasonably needed to satisfy the emergency need.

The Administrator shall require that requests for hardship distributions be made under procedures which include the Participant's signed statement of the facts causing the unforeseeable emergency, the amount of the financial need and any other information required to ascertain the facts.

                                       12
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                      ARTICLE TEN--MISCELLANEOUS PROVISIONS

10.1 BENEFITS UNFUNDED. It is the intention of the parties that this Plan is an unfunded deferred compensation plan and that the benefits payable hereunder are not to be included in the gross income of the Participant until the taxable year in which the benefits are actually received or otherwise made available, whichever occurs earlier. The Participant has the status of an unsecured general creditor of the Employer and the Plan constitutes a mere promise by the Employer to make benefit payments in the future. In the event there is an amendment to the Code or the Department of Treasury issues regulations which would require the Participant to include the benefits payable hereunder in gross income before they are actually received or otherwise made available, the Employer, with the consent of the Participant, shall revise and amend this Plan and/or adopt another method of retirement compensation for the Participant which is consistent with the deferral purposes contained in this Plan.

10.2 ERISA COMPLIANCE. This Plan is being established by the Employer with the express intention that the Plan constitutes an unfunded pension benefit plan maintained by the Employer for the purpose of providing benefits for a select group of management or highly compensated employees ("unfunded top-hat plan") under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Accordingly, this Plan is being treated as a plan exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA, but subject to the reporting and disclosure requirements. The Employer intends to comply with the reporting and disclosure requirements by filing a notice with the United States Department of Labor, Office of Pension and Welfare Benefit Programs, pursuant to 29 C.F.R. Section 2520.104-23(b). This notice states that the Plan information will be available to the Secretary of Labor upon request.

In the event there is an amendment to ERISA or the Department of Labor issues revised regulations governing the application of Title I of ERISA to unfunded top-hat plans and such amendment or regulations require the Plan to comply with ERISA's participation, vesting, funding and/or fiduciary requirements, the Employer reserves the right to revise and amend this Plan or to adopt another method of retirement compensation consistent with the unfunded nature of this Plan.

10.3 PLAN DOES NOT AFFECT EMPLOYMENT. Neither the creation of this Plan nor any amendment thereto nor the creation of any fund nor the payment of benefits hereunder shall be construed as giving any legal or equitable right to any Employee or Participant against the Employer, its officers or Employees. Participation in the Plan shall not give any Participant any right to be retained in the employ of the Employer, and the Employer hereby expressly retains the right to hire and discharge any Employee at any time with or without cause, as if the Plan had not been adopted, and any such discharged Participant shall have only such rights or interests in his Account as may be specified herein.

10.4 SUCCESSOR TO THE EMPLOYER. In the event of the merger, consolidation, reorganization or sale of assets of the Employer, under circumstances in which a successor person, firm, or corporation shall carry on all or a substantial part of the business of the

                                       13
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Employer, and such successor shall employ a substantial number of Employees of the Employer and shall elect to carry on the provisions of the Plan, such successor shall be substituted for the Employer under the terms and provisions of the Plan upon the filing in writing of its election to do so.

10.5 BENEFITS NOT ASSIGNABLE. The benefits under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's Beneficiary, or liable for the debts, contracts, liabilities, engagements or torts of the Participant or his Beneficiary.

10.6 SOURCE OF PAYMENTS. Any funds which may be contributed and invested under the provisions of this Plan shall continue to be subject to the unsecured general creditors of the Employer. To the extent that any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

10.7 DISTRIBUTION TO LEGALLY INCAPACITATED PERSON. In the event any benefit is payable to a minor or to a person deemed to be incompetent or to a person otherwise under legal disability, or who is by sole reason of advanced age, illness, or other physical or mental incapacity incapable of handling the disposition of his property, the Administrator may apply all or any portion of such benefit directly to the care, comfort, maintenance, support, education or use of such person or to pay or distribute the whole or any part of such benefit to (a) the spouse of such person, (b) the parent of such person, (c) the guardian, committee, or other legal representative, wherever appointed, of such person, (d) the person with whom such person shall reside, (e) any other person having the care and control of such person, or (f) such person. The receipt of any such payment or distribution is a complete discharge of liability for Plan obligations.

10.8 CONSTRUCTION. Wherever appropriate, the use of the masculine gender shall be extended to include the feminine and/or neuter or vice versa; and the singular form of words shall be extended to include the plural; and the plural shall be restricted to mean the singular.

10.9 GOVERNING DOCUMENTS. A Participant's rights shall be determined under the terms of the Plan as in effect at the Participant's date of separation from employment with the Employer.

10.10 GOVERNING LAW. The provisions of this Plan shall be construed under the laws of the State of Connecticut, except to the extent such laws are preempted by Federal law.

10.11 HEADINGS. The Article headings and Section numbers are included solely for ease of reference. If there is any conflict between such headings or numbers and the text of the Plan, the text shall control.

                                       14
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10.12 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original; said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

                                       15
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IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed on the 18TH day of FEBRUARY, 1998.


                              PUTNAM SAVINGS BANK


                              By:

                              Authorized Officer
                              Kenneth R. Lacasse

                                       16